Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

FAT Brands Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	2,259,594 (1)(2)	11.16 (3)	$25,217,069 (3)	0.0000927	$2,337.62
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$25,217,069		$2,337.62
	Total Fees Previously Paid					$25,217,069		$2,337.62
	Total Fees Offsets							⸺
	Net Fee Due							$0.00

(1)	The Registrant is registering the resale by the Selling Stockholder named herein of an aggregate of 2,259,594 shares of Class A Common Stock that were issued by the Registrant to an affiliate of the Selling Stockholder on July 22, 2021 and August 23, 2021 in connection with the Registrant’s acquisition of Global Franchise Group, LLC and its affiliated companies pursuant to the terms of a Stock Purchase Agreement, dated June 26, 2021.
(2)	Pursuant to Rule 416(a) under the Securities Act, the amount of Class A Common Stock registered hereunder shall be deemed to include an indeterminate number of additional shares that may be issued by the Registrant to the Selling Stockholder as a result of any stock splits, stock dividends or other similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of shares of Class A Common Stock as reported on the Nasdaq Capital Market on November 19, 2021 (such date being within five business days of the date that this Registration Statement was initially filed with the U.S. Securities and Exchange Commission).